Exhibit 99.1

Alimera Pre-Announces Record Second Quarter 2016 Revenue

•	Second Quarter 2016 Revenue to be in the range of $9.3 million to $9.5 million, an increase of over 50% versus First Quarter 2016

•	Second Quarter 2016 U.S. Revenue to be in the range of $7.0 million to $7.2 million, an increase of over 65% versus the First Quarter of 2016

•	Company modifies its liquidity and revenue covenants under its loan facility

•	Company to report Second Quarter 2016 Financial Results on August 4, 2016

Atlanta July 26, 2016 -- Alimera Sciences (NASDAQ: ALIM), a leader in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today pre-announced its revenue for the second quarter of 2016 and also announced certain modifications to its loan facility.
Second quarter 2016 revenue is expected to be in the range of $9.3 million to $9.5 million, representing sequential growth of more than 50% over the first quarter of 2016 and growth in excess of 50% over the second quarter of 2015. Second quarter 2016 U.S. revenue is expected to be in the range of $7.0 million to $7.2 million, representing sequential growth of more than 65% over the first quarter of 2016 and growth in excess of 75% over the second quarter of 2015.
"We are delighted to announce record sales of ILUVIEN in the second quarter of 2016. I am pleased with the level of execution by our management team and the performance by our sales force. They have worked tirelessly to improve ILUVIEN education and adoption," said Dan Myers, Chief Executive Officer of Alimera Sciences. "While we performed well during this quarter, we believe we are still early in the adoption of ILUVIEN and that an opportunity for significant growth and market penetration clearly remains."
The Company also announced that it has modified the liquidity and revenue covenants in its existing loan agreement with Hercules Capital, Inc. (NYSE:HTGC). The modification allows for the reduction of Alimera's liquidity threshold and reduces its trailing three-month revenue requirement through the period ending August 31, 2016. Additional terms of the loan agreement, as modified, are disclosed in the Company's Current Report o

Exhibit 99.1

n Form 8-K filed today in conjunction with this press release.
"We expect our refinancing plans will provide additional liquidity and improved financial flexibility during this period of growth and we believe this modification affords us additional time to accomplish our refinancing plans," said Rick Eiswirth, President and Chief Financial Officer of Alimera Sciences.

Second Quarter Conference Call

Alimera also announced that it will release its financial results for the period ending June 30, 2016, after the market closes on August 3, 2016.
An accompanying conference call will be hosted by Dan Myers, Chief Executive Officer and Rick Eiswirth, President and Chief Financial Officer to discuss the results. The call will be held at 10:00
AM ET, on August 4, 2016. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: August 4, 2016, 10:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences' Second Quarter 2016 Results Call
Webcast Registration: Click Here
Following the live call, a replay will be available on the Company's website, www.alimerasciences.com, under "Investor Info".

About Alimera Sciences

Alimera, founded in June 2003, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and will affect millions of people in our aging populations. Alimera's commitment to retina specialists and their patients is manifest in its product and in its development portfolio designed to treat early- and late-stage diseases.
For more information, please visit www.alimerasciences.com.
Important Cautions Regarding Forward-looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the opportunity for significant growth and market

Exhibit 99.1

penetration of ILUVIEN, Alimera's belief that its refinancing plans will provide additional liquidity and improved financial flexibility and that the modification will allow Alimera additional time to accomplish its refinancing plans. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, Alimera's ability to close on additional or alternative debt or equity financing on acceptable terms, Alimera's failure to meet its financial covenants under its amended loan facility with Hercules, which could materially affect its commercialization of ILUVIEN, market acceptance of ILUVIEN in the U.S. and Europe, including physicians' ability to obtain reimbursement, and seasonality, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10Q for the quarter ended March 31, 2016, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at http://www.sec.gov.
Additional factors may also be set forth in those sections of Alimera's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, to be filed with the SEC in the third quarter of 2016. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly
Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera.
Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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